Sunrise Reports Financial Results for Third Quarter of 2010

MCLEAN, Va., Nov. 4, 2010 /PRNewswire-FirstCall/ -- Sunrise Senior Living, Inc. (NYSE: SRZ) today reported financial results and operating data for the third quarter of 2010.  Sunrise will host a conference call and webcast Thursday, November 4, 2010, at 9:00 a.m. ET, to discuss the financial results.

"We continue to be pleased with our structural improvements," said Mark Ordan, Sunrise's chief executive officer. "Our results and trends make us optimistic about our short- and long-term future."

Financial Results for Third-Quarter 2010

Sunrise reported revenues of $383.3 million in the third quarter of 2010 as compared to $361.5 million for the third quarter of 2009. Net income for the third quarter of 2010 was $18.7 million, or $0.33 per fully diluted share, as compared to net loss of ($44.4) million, or ($0.88) per fully diluted share, for the third quarter of 2009. For the third quarter of 2010, net income from operations was $24.8 million, which includes $40 million in buyout fees related to the HCP transaction described below, as compared to a net loss from operations of ($32.3) million in the third quarter of 2009.  Excluding the $40 million in buyout fees and adding back non-cash charges including depreciation and amortization of $12.1 million, allowance for uncollectable receivables from owners of $1.4 million, stock compensation of $0.9 million and impairment of long-lived assets of $1.3 million, as well as residual costs associated with the SEC investigation of $0.3 million and restructuring costs of $1.2 million, the adjusted income from ongoing operations was $2.0 million as compared to a loss of ($7.5) million in the third quarter of 2009.  Adjusted income from ongoing operations is a measure of operating performance that is not calculated in accordance with U.S. GAAP and should not be considered as a substitute for income or loss from operations or net income or loss.  Adjusted income from ongoing operations is used by management to focus on income generated from the ongoing operations of the Company and to help management assess if adjustments to current spending decisions are needed. For a reconciliation of these items, please refer to the attached table "Adjusted Income from Ongoing Operations."

Cash and Liquidity Update

Sunrise had $41.5 million of unrestricted cash at September 30, 2010.  As of September 30, 2010, Sunrise had consolidated debt of $267.2 million, compared to $440.2 million at December 31, 2009, a reduction of $173.0 million. Subsequent to quarter end, an additional $77.3 million of debt relating to our German communities was repaid and the remaining balance outstanding under the bank credit facility was repaid, as discussed in more detail below.

HCP

In August 2010, Sunrise entered into a settlement and restructuring agreement with HCP regarding certain senior living communities owned by HCP and operated by Sunrise.  Pursuant to the agreement, Sunrise gave HCP the right to terminate the Company as manager of 27 communities owned by HCP.  The agreement also provided for the release of all claims between HCP, Sunrise and third-party tenants including the settlement of ongoing litigation between the parties. Upon signing the agreement, HCP made a cash payment to Sunrise of $40.0 million with an additional $10.0 million to be paid upon transition of the communities to a new third-party operator.  During the third quarter of 2010, Sunrise recognized the $40.0 million as buyout fee revenue in its consolidated statement of operations.  In addition, Sunrise recognized $8.6 million of amortization expense relating to management contract intangible assets for these communities from August through October 2010.  As previously announced, the initial $40.0 million payment was used to pay down Sunrise's bank credit facility and various other debt obligations.

As of November 1, 2010, the management of all 27 communities has been transitioned to the new third-party operator and HCP has paid Sunrise the remaining $10.0 million.  This payment was primarily used to pay down the remaining balance on Sunrise's bank credit facility.

Ventas

In October 2010, Sunrise entered into purchase and sale agreements with Ventas, Inc. and certain of its affiliates to sell to Ventas all of Sunrise's joint venture interests in nine limited liability companies in the U.S. and two limited partnerships in Canada, which collectively own 58 communities managed by Sunrise. The aggregate purchase price for the joint venture interests is approximately $41.5 million and is payable at closing, which is expected to occur before the end of 2010. Sunrise intends to use the proceeds from the transaction, after expenses, to pay down its debt obligations and for working capital.

After closing, Sunrise will continue to manage the 58 senior living communities, together with the other 21 senior living communities in the Ventas portfolio that are already wholly owned by Ventas. As a condition of the purchase agreement, Sunrise and Ventas will amend the existing master agreement and management agreements to set forth their revised rights and obligations with respect to the management and other matters related to these communities.

Germany

On August 31, 2010, Sunrise and certain of its affiliates closed into escrow the previously announced sale of the real property and related assets of eight of Sunrise's nine German assisted living facilities to GHS Pflegeresidenzen Grundstucks GmbH and TMW Pramerica Property Investment GmbH, the Munich-based business of Prudential Real Estate Investors, pursuant to a purchase and sale agreement dated May 27, 2010, as amended.  As of November 1, 2010, liens have been discharged on the remaining seven communities and Sunrise has removed $66.0 million in assets and $66.0 million of mortgage liabilities from Sunrise's balance sheet during the fourth quarter of 2010.  The consideration for the Wiesbaden property was paid to the lender that held a lien on the property, and Sunrise has removed the property and related debt from its balance sheet as of September 30, 2010.

On October 1, 2010, Sunrise entered into an agreement to sell its one remaining German community, and on November 1, 2010, Sunrise closed on the sale of this community and the Company has removed $11.3 million in assets and $11.3 million of mortgage liabilities from its balance sheet during the fourth quarter of 2010.

Comparable Community Operating Data for Third-Quarter 2010

The nine German communities have been excluded from Sunrise's third-quarter 2010 comparable community operating results set forth below because they are considered discontinued operations. The two remaining Fountains communities have also been excluded.

  Comparable community revenues for the third quarter of 2010 increased by 2.9 percent, from $481.0 million for the third quarter of 2009 to $495.1 million for the third quarter of 2010.  Excluding the impact of foreign exchange rates in 2010, comparable community revenues for the third quarter of 2010 increased 3.2 percent to $496.6 million year-over-year.

  Average unit occupancy in comparable communities for the third quarter of 2010 was 87.0 percent, which was up 40 basis points from 86.6 percent for the third quarter of 2009, and up 80 basis points as compared to 86.2 percent in the second quarter of 2010.

  Average daily revenue per occupied unit in comparable communities increased 2.4 percent from $197.28 for the third quarter of 2009 to $202.05 for the third quarter of 2010. Excluding the impact of foreign exchange rates in 2010, average daily revenue per occupied unit for the comparable community portfolio increased 2.7 percent to $202.66 for the third quarter of 2010 as compared to the third quarter of 2009.

  Comparable community operating expenses for the third quarter of 2010 increased 3.3 percent over the third quarter of 2009 from $352.0 million to $363.7 million. Excluding the foreign exchange rates in 2010, these operating expenses increased 3.7 percent to $364.9 million in the third quarter of 2010.

Sunrise's comparable community portfolio consists of communities that were open and operating as of January 1, 2008, and include consolidated, unconsolidated venture, and managed communities in the United States, Canada and the United Kingdom. Sunrise's management believes that total comparable-community revenues, average daily revenue per occupied unit, average unit occupancy rates and total comparable-community expenses are useful indicators of trends in Sunrise's management business.

For additional details on Sunrise's comparable-community, please refer to the Supplemental Information attached.

Information on Sunrise's total-community operations data can be found on the Supplemental Data link on the Investor Relations section of the Company's Web site or at http://suppdata.sunriseseniorliving.com/

Conference Call and Webcast

Sunrise will host a conference call and webcast at 9:00 a.m. ET on Thursday, November 4, 2010, to discuss the financial results for the third quarter of 2010 and the other matters discussed in this press release.  The call-in number for the conference call is 888-417-8525 or 719-325-2138 (from outside the U.S.). Callers should reference the "Sunrise Senior Living Q3 Earnings Call" or the participant passcode: 6160014. Those interested may also go to the Investor Relations section of the Company's Web site (http://www.sunriseseniorliving.com/corporate-info/investor-relations) to listen to the earnings call. A telephone replay of the call will be available until November 18, 2010, by dialing 888-203-1112 or 719-457-0820 (passcode: 6160014); a replay will also be available on Sunrise's Web site during that period.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 35,000 people.  As of September 30, 2010, Sunrise operated 349 communities located in the United States, Canada and the United Kingdom, with a unit capacity of approximately 35,000 units.  Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer's and other forms of memory loss, as well as nursing and rehabilitative services.  Sunrise's senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents.  To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurances that these expectations will be realized. Sunrise's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the risk that we are unable to sell the North American properties mortgaged pursuant to the German restructure transactions; the risk that the net sale proceeds of the mortgaged North American properties are not sufficient to pay the minimum amount guaranteed by Sunrise to the lenders that are party to the German  restructure transactions; the risk of further write-downs or impairments of our assets; the risk of changes in our anticipated cash flow and liquidity; the risk that we are unable to obtain waivers, cure or reach agreements with respect to defaults under our loan, joint venture and construction agreements; the risk that we are unable to achieve anticipated savings from our cost reduction initiatives; the risk of an adverse outcome relating to the IRS audit of our tax returns for the tax years ended December 31, 2005, 2006, 2007 and 2008;  the risk that we are unable to continue to recognize income from refinancings and sales of communities by ventures; the risk of changes in our critical accounting estimates; the risk of declining occupancies in existing communities or slower than expected leasing of newer communities; the risk that some of our management agreements, subject to early termination provisions based on various performance measures, could be terminated due to failure to achieve the performance measures; the risk that our management agreements can be terminated in certain circumstances due to our failure to comply with the terms of the management agreements or to fulfill our obligations thereunder; risk of business conditions and market factors that could affect occupancy rates at, and revenues from, our communities and the value of our properties generally; the risk from competition and our response to pricing and promotional activities of our competitors;  the risk of future obligations to fund guarantees to some of our ventures and  lenders to the ventures; the risks associated with past or any future acquisitions; the risk of not complying with government regulations; the risk of new legislation or regulatory developments; the risk of changes in interest rates; the risk of unanticipated expenses;  the risks of further downturns in general economic conditions including, but not limited to, financial market performance, consumer credit availability, interest rates, inflation, energy prices, unemployment and consumer sentiment about the economy in general;  the risks associated with the ownership and operation of assisted living and independent living communities; and other risk factors detailed in our 2009 Annual Report on Form 10-K filed with the SEC on February 25, 2010, as amended on March 31, 2010, and as may be amended or supplemented in our Form 10-Q filings. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Unless the context suggests otherwise, references herein to "Sunrise," the "Company," "we," "us" and "our" mean Sunrise Senior Living, Inc. and our consolidated subsidiaries.

SUNRISE SENIOR LIVING, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except per share and share amounts)	2010	2009
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$ 41,518	$ 39,283
Accounts receivable, net	38,794	37,304
Income taxes receivable	4,561	5,371
Due from unconsolidated communities	27,824	19,673
Deferred income taxes, net	10,904	23,862
Restricted cash	35,835	39,365
Assets held for sale	2,195	40,658
German assets held for sale	11,871	104,720
German assets held in escrow	65,972	-
Prepaid expenses and other current assets	15,115	30,198
Total current assets	254,589	340,434
Property and equipment, net	236,132	288,056
Due from unconsolidated communities	4,724	13,178
Intangible assets, net	45,725	53,024
Investments in unconsolidated communities	57,967	64,971
Investments accounted for under the profit-sharing method	-	11,031
Restricted cash	105,503	110,402
Restricted investments in marketable securities	14,264	20,997
Assets held in the liquidating trust	51,872	-
Other assets, net	10,061	8,496
Total assets	$ 780,837	$ 910,589

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of debt	$ 59,006	$ 207,811
Outstanding draws on bank credit facility	-	33,728
Debt relating to German assets held in escrow and at fair value as of September 30, 2010	65,961	180,262
Debt relating to German assets held for sale and at fair value as of September 30, 2010	11,296	18,418
Accounts payable and accrued expenses	152,545	140,212
Liabilities associated with German assets held for sale	397	12,632
Deferred revenue	5,438	5,364
Entrance fees	31,303	33,157
Self-insurance liabilities	31,286	41,975
Total current liabilities	357,232	673,559
Debt, less current maturities	80,525	-
Outstanding draws on bank credit facility	8,125	-
Liquidating trust notes payable, at fair value	42,280	-
Self-insurance liabilities	56,516	58,225
Deferred gains on the sale of real estate and deferred revenues	21,053	21,865
Deferred income tax liabilities	10,904	23,862
Other long-term liabilities, net	117,026	106,844
Total liabilities	693,661	884,355
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.01 par value, 120,000,000 shares authorized, 55,955,813 and
55,752,217 shares issued and outstanding, net of 428,026 and 401,353 treasury shares,
at September 30, 2010 and December 31, 2009, respectively	560	558
Additional paid-in capital	477,585	474,158
Retained loss	(411,917)	(460,971)
Accumulated other comprehensive income	16,540	8,302
Total stockholders’ equity	82,768	22,047
Noncontrolling interests	4,408	4,187
Total equity	87,176	26,234
Total liabilities and equity	$ 780,837	$ 910,589

SUNRISE SENIOR LIVING, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Operating revenue:
Management fees	$ 28,663	$ 26,795	$ 81,433	$ 84,305
Buyout fees	40,000	-	53,471	-
Resident fees for consolidated communities	90,333	85,008	268,254	256,955
Ancillary fees	11,113	11,067	32,535	34,148
Professional fees from development, marketing and other	847	809	3,539	11,343
Reimbursed costs incurred on behalf of managed communities	212,386	237,810	648,479	709,158
Total operating revenues	383,342	361,489	1,087,711	1,095,909
Operating expenses:
Community expense for consolidated communities	66,598	66,509	199,641	196,789
Community lease expense	15,384	15,543	45,023	44,568
Depreciation and amortization	12,076	10,192	29,218	36,837
Ancillary expenses	10,558	10,378	30,504	31,880
General and administrative	31,694	30,951	94,111	90,930
Development expense	1,027	2,481	3,415	10,384
Write-off of capitalized project costs	-	652	-	14,147
Accounting Restatement, Special Independent Committee inquiry,
SEC investigation and stockholder litigation	314	1,108	673	3,541
Restructuring costs	1,219	8,960	11,247	25,883
Provision for doubtful accounts	1,532	262	3,386	11,156
Loss on financial guarantees and other contracts	167	809	477	1,463
Impairment of long-lived assets	1,274	3,108	4,633	12,323
Costs incurred on behalf of managed communities	216,713	242,883	651,854	720,870
Total operating expenses	358,556	393,836	1,074,182	1,200,771
Income (loss) from operations	24,786	(32,347)	13,529	(104,862)
Other non-operating income (expense):
Interest income	339	572	949	1,426
Interest expense	(1,893)	(2,718)	(6,131)	(7,607)
Gain on investments	663	95	1,310	904
Gain on fair value of liquidating trust note	108	-	1,221	-
Other (expense) income	(339)	2,979	(1,132)	4,276
Total other non-operating (expense) income	(1,122)	928	(3,783)	(1,001)
Gain on the sale and development of real estate and equity interests	653	3,627	2,863	20,330
Sunrise’s share of (loss) earnings and return on investment
in unconsolidated communities	(848)	(4,613)	(3,189)	9,362
Loss from investments accounted for under the profit-sharing method	(5,692)	(2,897)	(10,469)	(9,157)
Income (loss) before (provision for) benefit from income
taxes and discontinued operations	17,777	(35,302)	(1,049)	(85,328)
(Provision for) benefit from income taxes	(79)	(1,075)	(1,197)	1,591
Income (loss) before discontinued operations	17,698	(36,377)	(2,246)	(83,737)
Discontinued operations, net of tax	1,454	(8,000)	52,689	(60,483)
Net income (loss)	19,152	(44,377)	50,443	(144,220)
Less: Net income attributable to noncontrolling interests	(409)	(25)	(1,389)	(131)
Net income (loss) attributable to common shareholders	$ 18,743	$ (44,402)	$ 49,054	$ (144,351)

Earnings per share data:
Basic net income (loss) per common share
Income (loss) before discontinued operations	$ 0.31	$ (0.72)	$ (0.06)	$ (1.66)
Discontinued operations, net of tax	0.03	(0.16)	0.94	(1.19)
Net income (loss)	$ 0.34	$ (0.88)	$ 0.88	$ (2.85)

Diluted net income (loss) per common share
Income (loss) before discontinued operations	$ 0.30	$ (0.72)	$ (0.06)	$ (1.66)
Discontinued operations, net of tax	0.03	(0.16)	0.92	(1.19)
Net income (loss)	$ 0.33	$ (0.88)	$ 0.86	$ (2.85)

ADJUSTED INCOME (LOSS) FROM ONGOING OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Income (loss) from operations	$ 24.8	$ (32.3)	$ 13.5	$ (104.9)
Buyout fees	(40.0)	-	(53.5)	-

Loss from operations excluding buyout fees	(15.2)	(32.3)	(40.0)	(104.9)

Non-cash expenses:
Depreciation and amortization	12.1	10.2	29.2	36.8
Write-off of capitalized project costs	-	0.7	-	14.1
Allowance for uncollectible receivables from owners	1.4	(0.1)	2.8	2.9
Stock compensation	0.9	0.8	2.9	2.8
Impairment of long-lived assets	1.3	3.1	4.6	12.3

Income (loss) from operations after adjustment for non-cash expenses	0.5	(17.6)	(0.5)	(36.0)
Accounting Restatement, Special Independent Committee inquiry,
SEC investigation and stockholder litigation	0.3	1.1	0.7	3.5
Restructuring costs	1.2	9.0	11.2	25.9

Adjusted income (loss) from ongoing operations	$ 2.0	$ (7.5)	$ 11.4	$ (6.6)

Adjusted income from ongoing operations is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP") and should not be considered as a substitute for income/loss from operations or net income/loss. Adjusted income from ongoing operations is used by management to focus on liquidity generated from the ongoing operations of the Company and to help management assess if adjustments to current spending decisions are needed.

Sunrise Senior Living, Inc.
Supplemental Information
As of September, 30 2010
($ in thousand except average daily rate)

	Communities	Unit Capacity	Resident Capacity
	Q3 10	Q3 10	Q3 10
Total Community Data (1,2)
Communities managed for third-party owners	112	11,565	12,742
Communities in ventures	196	15,678	18,407
Communities consolidated	38	6,931	7,135
Total communities operated	346	34,174	38,284

Percentage of Total Operating Portfolio
Assisted Living		81.7%
Independent Living		14.5%
Skilled Nursing		3.8%
Total		100.0%

Selected Operating Results
Comparable Community Portfolio Operating Results	Q3 10	Q3 09	% Change

Total Comparable-Community Portfolio
Number of Communities	309	309	0.0%
Unit Capacity	30,604	30,604	0.0%
Resident Capacity	34,170	34,170	0.0%
Community Revenues	$ 495,092	$ 480,974	2.9%
Community Revenues Excluding Impact of Exchange Rates	$ 496,581	$ 480,974	3.2%
Community Operating Expenses	$ 363,666	$ 351,966	-3.3%
Community Operating Expenses Excluding Impact of Exchange Rates	$ 364,936	$ 351,966	-3.7%
Average Daily Revenue Per Occupied Unit	$ 202.05	$ 197.28	2.4%
Average Daily Revenue Per Occupied Unit Excluding Impact of Exchange Rates	$ 202.66	$ 197.28	2.7%
Average Unit Occupancy Rate	87.0%	86.6%	40	basis points

Communities in ventures and managed for third-party owners
Number of Communities	275	275	0.0%
Unit Capacity	24,018	24,018	0.0%
Resident Capacity	27,441	27,441	0.0%
Community Revenues	$ 410,323	$ 398,463	3.0%
Community Revenues Excluding Impact of Exchange Rates	$ 411,812	$ 398,463	3.4%
Community Operating Expenses	$ 296,759	$ 286,544	-3.6%
Community Operating Expenses Excluding Impact of Exchange Rates	$ 298,030	$ 286,544	-4.0%
Average Daily Revenue Per Occupied Unit	$ 214.24	$ 208.84	2.6%
Average Daily Revenue Per Occupied Unit Excluding Impact of Exchange Rates	$ 215.02	$ 208.84	3.0%
Average Unit Occupancy Rate	86.7%	86.3%	40	basis points

Communities consolidated
Number of Communities	34	34	0.0%
Unit Capacity	6,586	6,586	0.0%
Resident Capacity	6,729	6,729	0.0%
Community Revenues	$ 84,769	$ 82,510	2.7%
Community Revenues Excluding Impact of Exchange Rates	$ 84,769	$ 82,510	2.7%
Community Operating Expenses	$ 66,906	$ 65,422	-2.3%
Community Operating Expenses Excluding Impact of Exchange Rates	$ 66,906	$ 65,422	-2.3%
Average Daily Revenue Per Occupied Unit	$ 158.42	$ 155.67	1.8%
Average Daily Revenue Per Occupied Unit Excluding Impact of Exchange Rates	$ 158.42	$ 155.67	1.8%
Average Unit Occupancy Rate	88.3%	87.6%	70	basis points

Notes
(1) During the third quarter of 2010, Sunrise sold or disposed of one management community. Also excluded are all German communities and two remaining Fountains communities.

(2) Comparable community portfolio consists of all communities in which Sunrise has an ownership interest in or management agreement with, and were under Sunrise ownership or management for at least 24 months as of January 1, 2010.  This includes consolidated communities, communities in ventures and communities managed for third-party owners.

Sunrise Senior Living, Inc.
Supplemental Information
As of September, 30 2010
($ in thousand except average daily rate)

Excludes 27 HCP Communities
	Communities	Unit Capacity	Resident Capacity
	Q3 10	Q3 10	Q3 10
Total Community Data (1,2)
Communities managed for third-party owners	85	8,326	9,368
Communities in ventures	196	15,678	18,407
Communities consolidated	38	6,931	7,135
Total communities operated	319	30,935	34,910

Percentage of Total Operating Portfolio
Assisted Living		81.5%
Independent Living		15.5%
Skilled Nursing		3.0%
Total		100.0%

Selected Operating Results
Comparable Community Portfolio Operating Results	Q3 10	Q3 09	% Change

Total Comparable-Community Portfolio
Number of Communities	282	282	0.0%
Unit Capacity	27,365	27,365	0.0%
Resident Capacity	30,796	30,796	0.0%
Community Revenues	$ 449,748	$ 435,549	3.3%
Community Revenues Excluding Impact of Exchange Rates	$ 451,236	$ 435,549	3.6%
Community Operating Expenses	$ 325,851	$ 314,822	-3.5%
Community Operating Expenses Excluding Impact of Exchange Rates	$ 327,122	$ 314,822	-3.9%
Average Daily Revenue Per Occupied Unit	$ 203.57	$ 198.43	2.6%
Average Daily Revenue Per Occupied Unit Excluding Impact of Exchange Rates	$ 204.25	$ 198.43	2.9%
Average Unit Occupancy Rate	87.8%	87.2%	60	basis points

Communities in ventures and managed for third-party owners
Number of Communities	248	248	0.0%
Unit Capacity	20,779	20,779	0.0%
Resident Capacity	24,067	24,067	0.0%
Community Revenues	$ 364,979	$ 353,039	3.4%
Community Revenues Excluding Impact of Exchange Rates	$ 366,467	$ 353,039	3.8%
Community Operating Expenses	$ 258,945	$ 249,400	-3.8%
Community Operating Expenses Excluding Impact of Exchange Rates	$ 260,216	$ 249,400	-4.3%
Average Daily Revenue Per Occupied Unit	$ 218.00	$ 212.04	2.8%
Average Daily Revenue Per Occupied Unit Excluding Impact of Exchange Rates	$ 218.89	$ 212.04	3.2%
Average Unit Occupancy Rate	87.6%	87.1%	50	basis points

Communities consolidated
Number of Communities	34	34	0.0%
Unit Capacity	6,586	6,586	0.0%
Resident Capacity	6,729	6,729	0.0%
Community Revenues	$ 84,769	$ 82,510	2.7%
Community Revenues Excluding Impact of Exchange Rates	$ 84,769	$ 82,510	2.7%
Community Operating Expenses	$ 66,906	$ 65,422	-2.3%
Community Operating Expenses Excluding Impact of Exchange Rates	$ 66,906	$ 65,422	-2.3%
Average Daily Revenue Per Occupied Unit	$ 158.42	$ 155.67	1.8%
Average Daily Revenue Per Occupied Unit Excluding Impact of Exchange Rates	$ 158.42	$ 155.67	1.8%
Average Unit Occupancy Rate	88.3%	87.6%	70	basis points

Notes
(1) During the third quarter of 2010, Sunrise sold or disposed of one management community. Also excluded are all German communities and two remaining Fountains communities.

(2) Comparable community portfolio consists of all communities in which Sunrise has an ownership interest in or management agreement with, and were under Sunrise ownership or management for at least 24 months as of January 1, 2010.  This includes consolidated communities, communities in ventures and communities managed for third-party owners.

CONTACT: Meghan Lublin, Corporate and Investor Communications, +1-703-854-0299